Exhibit 99.2 F O U R T H Q U A R T E R A N D F U L L Y E A R 2 0 2 1 B U S I N E S S U P D A T E F E B R U A R Y 1 6, 2 0 2 2

Cautionary statement regarding forward-looking statements This investor letter contains certain forward-looking statements within the meaning of the federal securities laws. All statements contained in this investor letter that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited, to those statements around our ability to achieve certain milestones around and commercialize the Aurora Driver on the timeframe we expect or at all. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “possible,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the challenges we face to commercialize our technology, our history of losses, our limited operating history, which makes it difﬁcult to evaluate our future prospects, the highly competitive market in which we operate, the pace at which our services and technology may be accepted and adopted by the market, the additional capital investment required to run our business, our dependence on our senior management team, difﬁculties in managing our growth and expanding our operations, our ability to successfully select, execute or integrate past and future acquisitions, unauthorized control or manipulation of systems, which may cause them to operate improperly, cybersecurity risks to our operational systems, security systems and infrastructure, our ability to develop and maintain an effective system of internal control over ﬁnancial reporting, burdensome or inconsistent regulations, or a failure to receive regulatory approvals of our technology, product liability, the volatility of the market price of our common stock, and the dual class structure of our common stock, which has the effect of concentrating voting power with our founders. These risks and uncertainties are described in greater detail under the heading “Risk Factors” section of the deﬁnitive Registration Statement of Aurora Innovation, Inc. (“Aurora) on Form S-1 ﬁled with the SEC on November 12, 2021 and our Form 10-K for the full year 2021 that will be ﬁled by March 31, 2022, and other documents ﬁled by Aurora from time to time with the SEC, which are accessible on the SEC website at www.sec.gov. All forward-looking statements reﬂect our beliefs and assumptions only as of the date of this investor letter. Aurora undertakes no obligation to update forward-looking statements to reﬂect future events or circumstances. This presentation also contains statistical data, estimates and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. This information may be based on many assumptions and limitations, and you are cautioned not to give undue weight to such information. We have not independently veriﬁed the accuracy or completeness of the data contained in the industry publications and other publicly available information. Aurora does not undertake to update such data after the date of this presentation. All third-party logos appearing in this presentation are trademarks or registered trademarks of their respective holders. Any such appearance does not necessarily imply any afﬁliation with or endorsement of Aurora. ©2022 Aurora Proprietary 2

A transformative year: 2021 accomplishments Acquired Uber’s self-driving Advanced cutting-edge Solidified powerful vehicle business technology partners & pilots Introduced Aurora Horizon Became a public and Aurora Connect company ©2022 Aurora Proprietary 3 3

Progress toward commercialization: Pilots & partners We began pulling loads 5 days a week in Q4 and in January 2022, started nighttime hauls, demonstrating the Aurora Driver’s capability of operating day and night, and further increasing our opportunity to learn Trucks powered by the Aurora Driver are now regularly driving between Fort Worth and El Paso, in preparation for an anticipated new pilot. Collaboration announced February 2022 ©2022 Aurora Proprietary 4

Developing Aurora-powered trucks and passenger cars with our vehicle program partners Fleet size has increased to 18 trucks, more than double size in Q4 End of Q1 Milestone: Expect to launch Aurora Driver Beta 2.0 powered truck and Toyota Sienna fleets - demonstrating the transferability of our common core technology ©2022 Aurora Proprietary 5

The Aurora Driver is designed with Common Core Technology that can integrate with multiple vehicle types Maps, offboard support, and Self-driving software Self-driving hardware other data services Trucking Passenger mobility ©2022 Aurora Proprietary 6

Advancing the Aurora Driver: Expanse & maturity 1,000,000,000 1,000,000 100,000 10,000 1,000 100 10 1 Basic Industrial & Foundational Highway off-highway business park Suburban settings Dense urban settings safe driving driving driving settings Expanse (Addressable Use Cases) ©2022 Aurora Proprietary * For illustrative purposes 7 Maturity (Allowable Operating Hours)

Advancing our Safety Case Q3 Milestone: We expect to show that the Aurora Driver can respond to system failures at highway speeds by safely pulling over to the shoulder without vehicle operator intervention. ©2022 Aurora Proprietary 8

Demonstrating pull to shoulder capability in the Aurora Virtual Testing Suite To operate at highway speeds, it is critical that the vehicle can safely handle possible system failures Watch video ▸ ©2022 Aurora Proprietary 9 ©2022 | Aurora Confidential and Proprietary

Aurora Driver successfully navigates challenging conditions Operating autonomously in a monsoon in Texas Watch video ▸ ©2022 Aurora Proprietary 10

Aurora’s powerful sensor suite: Multi-modal sensing, featuring FirstLight Lidar Near-field and FirstLight Lidar, Camera Radar All modalities featuring FMCW technology ©2022 Aurora Proprietary ©2022 Aurora Proprietary 11

To be updated in 8-K Detecting objects and debris This capability enables the vehicle to maneuver around different types of foreign objects and debris on the road. Watch video ▸ ©2022 Aurora Proprietary 12 ©2022 | Aurora Confidential and Proprietary

©2022 Aurora Proprietary 13